UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 3, 2008

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(c) On March 3, 2008, the Company announced that Gregory A. Silvestri, 47 years old, had been promoted to Executive Vice President of the Company responsible for Viracon, Inc., the Company’s largest business unit, and execution of certain corporate strategic initiatives. Since joining the Company in August 2007, Mr. Silvestri has served as Senior Vice President of Viracon, Inc.

Prior to joining the Company, Mr. Silvestri was employed by Plug Power Inc., a fuel cell company, from 1999 to 2007, serving as President from 2006 to 2007. He was employed by St. Gobain’s coated abrasive business, which manufactures products used for machine sanding, polishing and grinding, in various management positions from 1991 to 1999. His prior experience includes consulting with McKinsey & Company and sales for Hewlett-Packard.

A press release, dated March 3, 2008, announcing Mr. Silvestri’s promotion to Executive Vice President is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

99.1 Press Release issued by Apogee Enterprises, Inc. dated March 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter
Chief Financial Officer

Date: March 4, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Apogee Enterprises, Inc. dated March 3, 2008.

4